UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 25, 2025

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway,	Deerfield,	Illinois	60015
(Address of principal executive offices)			(Zip Code)
(224) 948-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 25, 2025, Baxter International Inc. (“Baxter”) entered into an amendment (“Amendment No. 1”) to the amended and restated five-year credit agreement dated June 11, 2025, among Baxter, as Borrower Representative, Baxter Healthcare SA and Baxter World Trade SRL, as Borrowers, various lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended by Amendment No. 1, the “Amended Credit Agreement”). The purpose of Amendment No. 1 is to amend the net leverage ratio covenant to increase the maximum net leverage ratio for the four fiscal quarters ending December 31, 2025, March 30, 2026, June 30, 2026, and September 30, 2026.
The description above is a summary of Amendment No. 1 and is qualified in its entirety by the complete text of Amendment No. 1, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meaning as ascribed to them in the Amended Credit Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amendment No. 1, dated as of November 25, 2025, to the Amended and Restated Five-Year Credit Agreement, dated as of June 11, 2025, among Baxter International Inc. as Borrower Representative, Baxter Healthcare SA, Baxter World Trade SRL, JPMorgan Chase Bank, National Association, as Administrative Agent, and certain other financial institutions named therein.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baxter International Inc.

Date: November 25, 2025	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary